Weighted Average Common and Common Equivalent Shares Outstanding
Six months ending  September 30, 1996
                                                  Shares       Weighted Average
                                             Outstanding      Shares Outstanding

Common shares outstanding, March 31, 1996:     3,173,822               3,173,822

Additional shares outstanding due to:
   Stock issued                                1,039,852                 244,223
   Stock split                                         0                       0
   Stock acquired (Treasury)                           0                       0
   Stock retired                                       0                       0

Common shares outstanding September 30, 1996   4,213,674               3,418,045





Weighted Average Common and Common Equivalent Shares Outstanding
Three months ending  September 30, 1996
                                                Shares        Weighted Average
                                           Outstanding       Shares Outstanding

Common shares outstanding, June 30, 1996:      3,629,254               3,629,254

Additional shares outstanding due to:
   Stock issued                                  584,420                  25,410
   Stock split                                         0                       0
   Stock acquired (Treasury)                           0                       0
   Stock retired                                       0                       0

Common shares outstanding September 30, 1996   4,213,674               3,654,664